                                 [NOVELOS LOGO]

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               NOVELOS THERAPEUTICS ANNOUNCES $15 MILLION PRIVATE

              PLACEMENT, SUPPLEMENTING TODAY'S EARLIER ANNOUNCEMENT

NEWTON, MASS., MARCH 2, 2006 - NOVELOS THERAPEUTICS, INC. (OTCBB: NVLT), a
biotechnology company focused on the development of therapeutics to treat cancer and hepatitis, today announced that it has entered into definitive securities purchase agreements with institutional investors to raise $15.06 million
(representing an increase of $2.2 million over the $12.86 million announced earlier today) in gross proceeds through the sale of shares of its common stock and warrants. Novelos has agreed to sell an aggregate of 11.15 million shares of common stock at a price of $1.35 per share. The investors will also receive warrants to purchase an aggregate of 8.37 million shares of common stock at an exercise price of $2.50 per share.

Oppenheimer & Co. and Rodman & Renshaw are serving as the placement agents. The shares and warrants will be issued in a private placement transaction under
Regulation D of the Securities of Act of 1933. Novelos is required to file a registration statement covering the common stock purchased by the investors and the common stock underlying the warrants within 30 days of the closing and to use its best efforts to obtain effectiveness within 120 days of the closing.

"I am very pleased to have quality institutional investors participate in this financing, which will provide significant funding to vigorously proceed with the
Phase 3 development of NOV-002 in lung cancer, in addition to our other clinical development programs, including chemotherapy-resistant ovarian cancer and chronic hepatitis C with NOV-205, our second compound. Meanwhile, we will continue to seek government procurement for `dirty bomb' treatment with
NOV-002," said Harry Palmin, President and CEO of Novelos.

ABOUT NOVELOS THERAPEUTICS, INC.

Novelos Therapeutics, Inc. (OTCBB: NVLT) is a biotechnology company commercializing oxidized glutathione-based compounds for the treatment of cancer and hepatitis. NOV-002, the lead compound currently in Phase 3 development for lung cancer, is designed to act as a chemoprotectant and an immunomodulator.
NOV-002 is also being developed to treat chemotherapy-resistant ovarian cancer and acute radiation injury. NOV-205, a second compound, is designed to act as a hepatoprotective agent with immunomodulating and antiviral activity. Novelos plans to initiate a U.S.-based NOV-205 clinical study for chronic hepatitis C by mid-2006. Both compounds have completed clinical trials in humans and have been approved for use in the Russian Federation where they were developed. For additional information about Novelos please visit www.novelos.com

                                      # # #

COMPANY CONTACT                             INVESTOR RELATIONS
Harry S. Palmin, President and CEO          Stephen Lichaw, Vice President
Novelos Therapeutics, Inc.                  H.C. Wainwright & Co, Inc.
One Gateway Center, Ste 504                 52 Vanderbilt Avenue, 12th Floor
Boston, MA 02458                            New York, NY  10017
Ph: 617-244-1616                            Ph: 212-856-5706
Email: hpalmin@novelos.com                  Email: slichaw@hcwainwright.com

This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information.
These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement.